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                                                                   Exhibit 99(c)

                             ARROW ELECTRONICS, INC.

                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


                                    ARTICLE 1

                            Establishment and Purpose

            1.1 Establishment. Arrow Electronics, Inc., a New York corporation (the "Company"), hereby establishes the ARROW ELECTRONICS, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (the "Plan"). The Plan is designed to grant to non-employee directors of the Company options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

            1.2 Purpose. The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company's common stock by nonemployee directors of the Company and to thereby promote the Company's future growth and financial success.


                                    ARTICLE 2

                                   Definitions

            For purposes of the Plan, the following terms shall have the meanings provided herein:

            2.1 "Board" means the Board of Directors of the Company.

            2.2 "Disability" means a disability rendering a director unable to serve as a member of the Board, as determined by the Board.

            2.3 "Change in Control" means a change in control with respect to the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the Effective Date, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding Shares or other securities ordinarily having the right to vote at elections of the directors of the Company ("Voting Securities"); or (b) individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of the vesting of any Option if the transaction that would otherwise constitute the change in control results in the Optionee to whom such Option was granted acquiring, either alone or together with a group, directly or indirectly, 30% or more of the combined voting power of the Company's Voting Securities.



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            2.4 "Effective Date" shall mean the date immediately following approval of the Plan by the shareholders of the Company as prescribed under
Article 8.

            2.5 "Fair Market Value" means the closing price of a Share reported on the Consolidated Tape (as such price is reported in the Wall Street Journal.)

            2.6 "Non-Employee Director" means a member of the Board who is not an employee of the Company or any subsidiary of the Company.

            2.7 "Option" means an option granted under the Plan to purchase Shares.

            2.8 "Optionee" means any person granted an Option under the Plan.

            2.9 "Qualifying Termination" means a cessation of an Optionee's service on the Board for any reason (or no reason) within twenty-four (24) months following a Change in Control.

            2.10 "Retirement" means retirement of an Optionee from the Board after attainment of the mandatory retirement age under the Company's director retirement policy as in effect from time to time.

            2.11 "Shares" means shares of the Company's common stock, par value $1 per share.

                                    ARTICLE 3

                                  Option Terms

            3.1 Option Grants. The following Options shall be granted under the Plan:

            (a) Each Non-Employee Director serving on the Board as of the Effective Date of the Plan shall receive an Option to purchase 7,500 Shares as of the Effective Date.

            (b) Each Non-Employee Director who becomes a member of the Board after the Effective Date of the Plan shall receive an Option to purchase 7,500 Shares as of the earlier of the date on which he or she is initially elected to serve on the Board by vote of the Company's stockholders or the date on which he or she is initially appointed to serve on the Board pursuant to the Company's bylaws and articles of incorporation as then in effect.

            (c) Each Non-Employee Director serving on the Board as of the date immediately following each annual meeting of the Company's shareholders occurring after the Effective Date of the Plan shall receive an Option to purchase 2,000 Shares as of each such date.

            (d) A former employee of the Company or a subsidiary of the Company shall be entitled to receive an Option under subsection 3.1(a), (b), and (c) provided that he or she qualifies as a Non-Employee Director as of the date that such Option would be granted under the provisions of such subsection.

            3.2 Purchase Price. The purchase price for Shares under each Option shall be equal to 100% of the Fair Market Value of such Shares on the date of grant.

            3.3 Vesting. Each Option shall become exercisable with respect to 25% of the Shares subject thereto effective as of each of the first, second, third and fourth anniversaries of the grant date; provided, that the Optionee continues to serve on the Board as of such dates. Notwithstanding the foregoing, any and all Options held by an Optionee shall become fully (100%) exercisable in the event of the Optionee's Retirement, Disability, Qualifying Termination or death, or upon the earlier occurrence of a Corporate Event, as provided under
Article 7. If an Optionee ceases to serve on the Board for any reason other than Retirement, Disability, a

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Qualifying Termination or death, that portion of an Option which is not then vested shall automatically be forfeited.

            3.4 Duration. Each Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

            (a) If an Optionee's service on the Board terminates for any reason other than Cause, Retirement, Disability or death, the Optionee may for a period of ninety (90) days after such termination exercise any Option to the extent, and only to the extent, that such Option or portion thereof has become vested and exercisable in accordance with the terms of the Plan, after which time the Option shall automatically terminate in full.

            (b) If an Optionee's service on the Board terminates for Cause, all Options granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

            (c) If an Optionee's service on the Board terminates by reason of the Optionee's Retirement or Disability, the Optionee may, for a period of one
(1) year after such termination, exercise any Option in part or in full, after which time the Option shall automatically terminate in full, subject to paragraph (d) immediately below.

            (d) In the event of the death of an Optionee (i) while serving on the Board, (ii) within the three-month period following the Optionee's termination of service on the Board for any reason other than Cause, Retirement, Disability or death or (iii) within the one-year period following the Optionee's termination of service on the Board by reason of Retirement or Disability, any Option granted to the Optionee shall be exercisable (to the extent provided under Section 3.3) by the executors, administrators, legatees or distributees of the Optionee's estate, as the case may be, for a period of one (1) year after the Optionee's death. In the event an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Optionee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee's estate or the proper legatees or distributees thereof.

            (e) For purposes of this Section 3.4, an Optionee shall not be deemed to have terminated service on the Board during any period the Optionee continues to serve as an honorary or emeritus Board member.

            3.5 Amount of Stock. There may be issued under the Plan an aggregate of not more than 250,000 Shares, subject to adjustment as provided in Section
3.6. Shares issued pursuant to the Plan may either be authorized but unissued Shares or reacquired Shares, or both. In the event that Options shall terminate or expire without being exercised in whole or in part, the Shares underlying the unexercised portion of such Options may be the subject of future Options granted pursuant to the terms of the Plan.

            3.6 Dilution and Other Adjustments. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, if the Board shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of shares available under the Plan, the number and kind of shares that may be the subject of future Options grants under the Plan, the number or kind of shares which are subject to outstanding Options, the purchase price per share relating thereto or the repurchase option price per share, such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.

            3.7 Exercise of Options. An Option may be exercised in whole or in part from time to time during the applicable exercise period by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price either by cash or check or in Shares owned by the Optionee having a Fair


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Market Value at the date of exercise equal to such purchase price, or in a combination of the foregoing. No Shares shall be issued in connection with the exercise of an Option until full payment therefor has been made. An Optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to the Optionee.

            3.8 Nontransferability of Options. No Option granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

            3.9 Right of First Refusal. Shares acquired under the Plan by an Optionee may not be sold or otherwise disposed of in any way (including a transfer by gift or by reason of the death of the Optionee) until the Optionee (or his legal representative, legatee or distributee of his estate) first offers to sell the Shares to the Company as herein provided. The price per share at which the Shares shall be offered to the Company shall be the Fair Market Value on the date the Optionee's offer is received by the Secretary of the Company. If the Company fails to accept the offer to purchase such Shares within seven (7) days after such date, the Shares shall thereafter be free of all restrictions under the Plan.


                                    ARTICLE 4

                                 Administration

            The Plan is intended to be self-effectuating and does not require the exercise of discretion with respect to the granting or terms of any Options. However, to the extent necessary, the Board shall act as the Plan administrator for the purpose of resolving any ambiguities, claims or disputes arising with respect to the Plan or any agreements or Options under the Plan. As such the Board is authorized to make any rulings and determinations that it deems to be appropriate and consistent with the terms and intent of the Plan and all such rulings and determinations shall be final and binding upon all parties for all purposes. Any member of the Board making a claim or request to the Board with respect to his or her rights or interests under the Plan shall recuse himself or herself from the Board's determination with respect to such claim or request.


                                    ARTICLE 5

                            Miscellaneous Provisions

            5.1 No Implied Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained as a member of the Board.

            5.2 Securities Law Compliance. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and State securities laws.

            5.3 Ratification of Actions. By accepting any Option or other benefits under the Plan, each Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company and the Board.


                                    ARTICLE 6

                          Amendments or Discontinuance


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            The Plan shall continue in effect until December 31, 2001 unless it is earlier terminated by action of the Board. The Plan may be amended at any time and from time to time by the Board, except that (other than as provided in Section 3.6) no such amendment shall increase the aggregate number of Shares available under the Plan or the number of Shares that may be the subject of the Option grants prescribed under the Plan unless such amendment is approved by the shareholders of the Company. No such termination or amendment of the Plan shall adversely affect any right of any Optionee with respect to any Option theretofore granted without such Optionee's written consent.


                                    ARTICLE 7

                                 Corporate Event

            Upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company and its Subsidiaries in which the acquiring entity does not substitute new and equivalent options for the outstanding Options hereunder, or a merger or consolidation in which the Company is not to be the surviving corporation and the surviving corporation does not substitute new and equivalent Options for the outstanding Options hereunder (a "Corporate Event"), each Optionee shall be given at least ten days prior written notice of the occurrence of such event, every Option outstanding hereunder shall become fully exercisable, and each Optionee may exercise his Option, in whole or in part, prior to or simultaneously with such event. Upon the occurrence of any such event, any Option not exercised pursuant hereto shall terminate.


                                    ARTICLE 8

                        Shareholder Approval and Adoption

            The Plan shall be submitted to the shareholders of the Company for their approval and adoption. The shareholders of the Company shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.


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